UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2026

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1580 N. Logan St, Suite 660, Unit 51767, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2026, authID Inc. (the “Company”) received a deficiency letter (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”), which requires a listed company to maintain stockholders’ equity of at least $2,500,000. The Notice states that the Company reported stockholders’ equity of $2,042,515 in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, and that, as of the date of the Notice, the Company did not satisfy either of the alternatives to the stockholders’ equity requirement set forth in Nasdaq Listing Rules 5550(b)(2) and 5550(b)(3), which require a market value of listed securities of at least $35 million or net income from continuing operations of at least $500,000 in the most recently completed fiscal year, or in two of the three most recently completed fiscal years, respectively.

The Notice has no immediate effect on the listing or trading of the Company’s common stock, which continues to trade on the Nasdaq Capital Market under the symbol “AUID.” In accordance with Nasdaq Listing Rule 5810(c)(2)(A), the Company has 45 calendar days from the date of the Notice, or until October 2, 2026, to submit to Nasdaq a plan to regain compliance with Rule 5550(b)(1). The Company is evaluating alternatives available to it to regain compliance and intends to timely submit a plan.

If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice, or until February 14, 2027, to evidence compliance with Rule 5550(b)(1). If Nasdaq does not accept the Company’s plan, or if Nasdaq grants an extension and the Company does not regain compliance within the extension period, Nasdaq will provide written notification that the Company’s common stock is subject to delisting. In that event, the Company may appeal that determination to an independent Nasdaq Hearings Panel in accordance with Nasdaq Listing Rule 5815(a), and a timely request for a hearing would stay any suspension or delisting action pending the issuance of the Panel’s decision. The Panel has the discretion to grant the Company an additional period of up to 180 calendar days from the date of the delisting determination to regain compliance.

There can be no assurance that the Company will submit a plan acceptable to Nasdaq, that Nasdaq will grant any extension, that the Company will regain compliance with Rule 5550(b)(1) within any extension period, or that the Company will otherwise satisfy the other continued listing requirements of the Nasdaq Capital Market.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s intention to submit a plan to regain compliance, the Company’s ability to regain and thereafter maintain compliance with the continued listing requirements of the Nasdaq Capital Market, and the consequences of any failure to do so. These statements are based on management’s current expectations and are subject to known and unknown risks and uncertainties, including whether Nasdaq accepts the Company’s plan, the Company’s ability to raise additional capital on acceptable terms or at all, substantial doubt regarding the Company’s ability to continue as a going concern, and the other factors described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in its subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: August 21, 2026	By:	/s/ Edward Sellitto
	Name:	Edward Sellitto
	Title:	Chief Financial Officer

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